Exhibit 99.1

LINN ENERGY REPORTS FOURTH-QUARTER AND FULL YEAR 2017 RESULTS; PROVIDES 2018 GUIDANCE
HOUSTON, February 27, 2018 - LINN Energy, Inc. (OTCQB: LNGG) (“LINN” or the “Company”) announces financial and operating results for the fourth quarter and full year 2017 and also provides guidance for the first quarter and full-year 2018.
The Company highlights the following:

•	Strong balance sheet with no debt, forecast excess cash of ~$405 million at the end of the first quarter 2018

•	Repurchased ~5.9 million shares for ~$206 million as part of the ongoing $400 million share repurchase program

•	Returned capital to shareholders through a successful $325 million tender offer for ~6.8 million shares

•	Announced strategic plan to separate into three standalone companies during 2018

•	Formed Roan Resources LLC (“Roan”) and hired a best in class executive management team that has taken over operations as of first quarter 2018

•	Blue Mountain Midstream LLC (“Blue Mountain”) continues construction of the Chisholm Trail Cryogenic Plant which is on track to be commissioned during the second quarter of 2018
“We have made tremendous progress this past year toward our goal of maximizing value for our shareholders. Through our successful divestiture program of almost $2.0 billion, we have extinguished all our debt, executed on our share repurchase program and recently completed a sizable tender offer to return capital to our shareholders. At the same time we performed exceptionally well operationally, having consistently met or exceeded guidance each of the past four quarters. This year, we plan to further enhance value by implementing our plan to separate into three unique public companies and believe this separation will unlock the inherent value of each as they focus on the growth and development of their high quality assets,” said Mark E. Ellis, LINN’s President and Chief Executive Officer.
Key Financial Results (1)

	Fourth Quarter		Full Year
$ in millions	2017	2016	2017 (2)	2016
Average daily production (MMcfe/d)	505	748	637	796
Oil, natural gas and NGL sales	$ 180	$ 256	$ 898	$ 874
Income (loss) from continuing operations	$86	$ (262)	$2,750	$ (367)
Income (loss) from discontinued operations, net of income taxes	$ 0.2	$ (572)	$ 82	$ (1,805)
Net income (loss)	$86	$ (834)	$2,833	$ (2,172)
Adjusted EBITDAX (a non-GAAP financial measure) (3)	$ 75	$ 113	$ 394	$ 710
LINN Adjusted EBITDAX for Roan (a non-GAAP financial measure)(4)	$ 22	N/A	$ 27	N/A
Net cash provided by (used in) operating activities	$ 73	$ (20)	$ 235	$ 831
Oil and natural gas capital	$ 31	$ 61	$ 239	$ 127
Total capital	$ 61	$ 74	$ 344	$ 172

(1)	All amounts reflect continuing operations with the exception of net income (loss).

(2)	All amounts reflect the combined results of the ten months ended December 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor).

(3)
Excludes Adjusted EBITDAX from discontinued operations of approximately $164,000, $15 million, $30 million and $51 million for the three months ended December 31, 2017, the three months ended December 31, 2016, the year ended December 31, 2017 and the year ended December 31, 2016, respectively. See Schedule 1 below for a reconciliation of Adjusted EBITDAX.

(4)	Represents the Adjusted EBITDAX for LINN’s 50% equity interest in Roan for the period from September 1, 2017, to December 31, 2017. See Schedule 1 below for a reconciliation of Adjusted EBITDAX.
Strong Balance Sheet
From its successful divestiture program in 2017, the Company extinguished all outstanding debt. The Company currently has no borrowings outstanding under its $425 million revolving credit facility and there is approximately $378 million available borrowing capacity including outstanding letters of credit. Pending the closing of previously announced asset sales, the Company forecasts to have approximately $405 million of cash on its balance sheet at the end of the first quarter of 2018.
Successful Tender Offer
The Board continues to focus on returning capital to its shareholders and on January 22, 2018, the Company completed its tender offer to purchase for cash up to 6,770,833 shares of its Class A common stock (the “shares”) at a price of $48.00 per share for an aggregate purchase price of approximately $325 million, excluding fees and expenses relating to the offer. Approximately 78.1 million shares were properly tendered, which represented more than 93% of the outstanding shares. The shares acquired represented approximately 8.1% of the Company’s outstanding shares and since the offer was oversubscribed, the number of shares that LINN purchased from each tendering shareholder was pro-rated. The pro-ration factor for the shares was approximately 8.7% and payment for the shares purchased was made on or about January 25, 2018.
Continuation of Share Repurchase Plan
On October 4, 2017, the Company’s Board authorized an increase to its share repurchase program up to a total of $400 million of the Company’s outstanding shares. During the period from June 2017 through December 2017, the Company repurchased an aggregate of 5,690,192 shares at an average price of $34.85 per share for a total cost of approximately $198 million. The share repurchase program continued following the termination of the tender offer. As of February 21, 2018, the Company repurchased an additional 206,839 shares at an average price of $38.96 per share for a total cost of approximately $8 million and approximately $194 million remained on the current $400 million repurchase authorization.
Strategic Plan to Separate into Three Companies
In December 2017, the Company announced its intention to separate LINN Energy into three standalone companies during 2018. The proposed separation will further maximize shareholder value by giving shareholders focused exposure to three unique companies as outlined below. The Company is continuing to evaluate the structure and potential tax consequences of any such separation.

•
Roan Resources LLC. A pure play high growth company focused in the prolific Merge/SCOOP/STACK play. LINN Energy, Inc., which currently trades on the OTCQB market under the ticker LNGG, will serve as a holding company solely for the existing 50 percent equity interest of Roan and would prepare to up list on either the NYSE or NASDAQ in 2018.

•
Blue Mountain Midstream LLC. A rapidly expanding and highly economic midstream business centered in the core of the Merge. The Board continues to evaluate all options which include, among other things, hiring a separate management team, establishing an independent capital structure, pursuing additional third party acreage dedication, exploring potential strategic alternatives and/or a separate public listing independent from LNGG. The Chisholm Trail Midstream business in the Merge is expected to be the primary asset for Blue Mountain at separation.

•
“NewCo”. The Company expects to form a new public company comprised of the following assets: Hugoton, Michigan/Illinois, Arkoma, NW STACK, East Texas and North Louisiana. “NewCo” is expected to be unlevered and generate significant free cash flow with a strategic focus on developing its growth oriented assets and returning capital to shareholders.

Roan Resources
Roan Resources LLC is a newly formed company focused on the accelerated development of approximately 150,000 net acres in the prolific Merge/SCOOP/STACK play of Oklahoma. Roan currently has 6 drilling rigs and 2 completion crews active in the Merge. During the fourth quarter of 2017, Roan completed 19 wells that are now on production, and Roan currently has 5 drilled but uncompleted wells (DUC’s) with approximately 8 miles of uncompleted lateral length.
Roan’s daily net production increased to approximately 40,800 BOE/d at the end of January 2018. Activity continues to increase in the Merge area where more than 190 new permits have been filed over the past five months and there are currently 32 active drilling rigs. Roan plans to focus on improving the technical execution of its development program during 2018, specifically as it relates to geosteering and completion design. Recent well results have shown initial success at this strategy, where gross three stream peak IP-30 rates have averaged approximately 1,870 BOE/d (73% liquids) when normalized to 10,000 ft lateral lengths.
Additional information on Roan can be found in the supplemental presentation located on LINN’s website: http://ir.linnenergy.com/presentations.cfm
Blue Mountain Midstream
In July 2017, Blue Mountain entered into a definitive agreement to construct a highly efficient, state-of-the-art 250 MMcf/d cryogenic gas processing system to expand its existing Chisholm Trail midstream business (“Chisholm Trail”) located in the heart of the prolific liquids-rich Merge/SCOOP/STACK play. Construction is on schedule and the new cryogenic plant is expected to be commissioned during the second quarter of 2018. In December 2017, the Company reached an agreement with a third party to increase the total acreage dedicated to Chisholm Trail to more than 80,000 net acres. Blue Mountain continues to pursue additional third-party dedications to accelerate the timeline to reach full capacity and further expand in the future.

NW STACK
The Company has a significant acreage position in the NW STACK with positive offset horizontal results in the Osage and Meramec with recent IP-30 rates of more than 1,000 BOE/d. In 2018, LINN is planning to participate in non-operated activity and is actively evaluating potential drilling plans and strategies to core up its acreage along with assessing additional midstream opportunities. Activity continues to increase in the NW STACK where more than 132 new permits have been filed over the past five months and there are currently 33 active drilling rigs.
North Louisiana and East Texas Development
In North Louisiana, the Company drilled two operated horizontal wells last year in Ruston to test the Lower and Upper Red formations. The Lower Red test resulted in a choke managed 24-hr IP rate of approximately 12.7 MMcf/d and a peak IP-30 rate of 11 MMcf/d. The Upper Red test resulted in a choke managed 24-hr IP rate of approximately 20.4 MMcf/d a peak IP-30 rate of 19.4 MMcf/d. In 2018, the Company plans to primarily focus on participating in non-operated activity on its acreage and depending on commodity prices may pursue operated drilling activity.
In East Texas, the Company drilled two operated horizontal wells last year targeting the Bossier and Cotton Valley Lime formation. The wells resulted in 24-hr IP rates of approximately 13.5 MMcf/d and 10.2 MMcfe/d while being closely choke managed. The Company plans to drill additional wells in 2018 to further delineate its operated acreage and to maximize returns.
Proved Reserves Update
Proved reserves at December 31, 2017, were approximately 1,968 Bcfe, of which approximately 70% were natural gas, 22% were natural gas liquids and 8% were oil. Approximately 97% were classified as proved developed, with a total standardized measure of discounted future net cash flows of approximately $1.05 billion. PV-10 (a non-GAAP measure) was approximately $1.3 billion with exclusion of income taxes and the inclusion of helium. See Schedule 2 below for a reconciliation of PV-10.
Proved Reserves Table

Total Continuing Operations (Bcfe)
Proved reserves at December 31, 2016	3,350
Revisions of previous estimates	(78)
Sales of minerals in place	(1,213)
Extensions and discoveries	142
Production	(233)
Proved reserves at December 31, 2017	1,968

Fourth Quarter Actuals versus Revised Guidance

	Q4 Actuals	Revised Q4 Guidance
Net Production (MMcfe/d)	505	496 - 512
Natural gas (MMcf/d)	321	315 - 325
Oil (Bbls/d)	13,000	12,800 - 13,200
NGL (Bbls/d)	17,600	17,300 - 17,900

Other revenues, net (in thousands) (1)	$ 9,647	$ 9,000 - $ 10,000

Operating Costs (in thousands)	$ 89,200	$ 87,000 - $ 93,000
Lease operating expenses	$ 51,487	$ 50,000 - $ 54,000
Transportation expenses	$ 27,476	$ 27,000 - $ 28,000
Taxes, other than income taxes	$ 10,237	$ 10,000 - $ 11,000

General and administrative expenses (2)	$ 27,235	$ 26,000 - $ 28,000

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX(3)	$74,791	N/A
Interest expense	$ 387	$ 0
Oil and natural gas capital	$ 31,420	$ 29,000 - $ 33,000
Total capital	$ 61,426	$ 55,000 - $ 65,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.35)	($ 0.37) - ($ 0.33)
Oil (Bbl)	($ 1.92)	($ 1.65) - ($ 1.45)
NGL price as a % of NYMEX oil price	43%	42% - 44%

(1)	Includes other revenues and margin on marketing activities

(2)	As included in operating cash flow and excludes share-based compensation expenses

(3)	Adjusted EBITDAX not provided in the previously announced revised guidance

First Quarter and Full Year 2018 Guidance
The Company has approved a 2018 capital budget of $134 million that includes $34 million of oil and natural gas capital, $98 million of plant and pipeline capital and $2 million of administrative capital. The 2018 capital program is focused on the completion of the Chisholm Trail Cryogenic facility in the Merge, the technical development of unproved inventory in East Texas and non-operated activity in NW STACK and North Louisiana. 2018 guidance provided below excludes LINN’s 50 percent equity interest in Roan and assumes all previously announced asset sales are completed in the first quarter.

	Q1 2018E	FY 2018E
Net Production (MMcfe/d)	375 - 415	296 - 328
Natural gas (MMcf/d)	257 - 284	220 - 243
Oil (Bbls/d)	7,327 - 8,098	2,619 - 2,894
NGL (Bbls/d)	12,426 - 13,734	10,073 - 11,133

Other revenues, net (in thousands) (1)	$ 13,000 - $ 15,000	$ 71,000 - $ 79,000

Costs (in thousands)	$ 72,000 - $ 81,000	$ 205,000 - $ 226,000
Lease operating expenses	$ 43,000 - $ 48,000	$ 101,000 - $ 111,000
Transportation expenses	$ 20,000 - $ 23,000	$ 78,000 - $ 86,000
Taxes, other than income taxes	$ 9,000 - $ 10,000	$ 26,000 - $ 29,000

General and administrative expenses (2)	$ 24,000 - $ 27,000	$ 60,000 - $ 66,000

Costs per Mcfe (Mid-Point)	$ 2.15	$ 1.89
Lease operating expenses	$ 1.28	$ 0.93
Transportation expenses	$ 0.60	$ 0.72
Taxes, other than income taxes	$ 0.27	$ 0.24

General and administrative expenses (2)	$ 0.72	$ 0.55

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX	$ 39,000	$ 153,000
Interest expense	$ —	$ —
Oil and natural gas capital	$ 7,000	$ 34,000
Total capital	$ 60,000	$ 134,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.33) - ($ 0.29)	($ 0.41) - ($ 0.37)
Oil (Bbl)	($ 3.45) - ($ 3.12)	($ 2.02) - ($ 1.83)
NGL price as a % of crude oil price	39% - 43%	40% - 44%

Unhedged Commodity Price Assumptions	Jan	Feb	Mar	2018E
Natural gas (MMBtu)	$ 2.74	$ 3.63	$ 2.58	$ 2.79
Oil (Bbl)	$ 63.66	$ 61.34	$ 61.34	$ 59.92
NGL (Bbl)	$ 24.44	$ 26.49	$ 25.92	$ 25.17

_________________________________________________________

(1)	Includes other revenues and margin on marketing activities

(2)	As included in operating cash flow and excludes share-based compensation expenses and severance costs

Hedging Update

	2018		2019
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	191	$3.02	31	$2.97
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	1,500	$54.07	—	—
Collars	5,000	$50.00 - $55.50	5,000	$50.00 - $55.50

Earnings Call / Form 10-K
LINN will host a conference call Tuesday, February 27, 2018 at 10 a.m. (Central) to discuss the company’s fourth quarter and full year 2017 results and expects to file its Annual Report on Form 10-K for the year ended December 31, 2017 with the U.S. Securities and Exchange Commission on or around that date. There will be prepared remarks by Mark E. Ellis, President and Chief Executive Officer, and David B. Rottino, Executive Vice President and Chief Financial Officer followed by a question and answer session.
Investors and analysts are invited to participate in the call by dialing (844) 625-4392, or (409) 497-0988 for international calls using Conference ID: 1793805. Interested parties may also listen over the internet at www.linnenergy.com. A replay of the call will be available on the company’s website or by phone until March 13, 2018. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls using Conference ID: 1793805.
Supplemental information can be found at the following link on our website: http://ir.linnenergy.com/presentations.cfm
About LINN Energy
LINN Energy, Inc. was formed in February 2017 as the reorganized successor to LINN Energy, LLC. Headquartered in Houston, Texas, the Company’s current focus is the development of the Merge/SCOOP/STACK in Oklahoma through its equity interest in Roan Resources LLC, as well as through its midstream operations in that area. Additionally, the Company is pursuing emerging horizontal opportunities in Oklahoma, North Louisiana and East Texas, while continuing to add value by efficiently operating and applying new technology to a diverse set of long-life producing assets.
Forward-Looking Statements
Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to financial and operational performance and results of the Company and Roan Resources LLC, timing of and ability to execute planned separation transactions and asset sales, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.
CONTACTS: LINN Energy, Inc.
Investors:
Thomas Belsha, Vice President - Investor Relations & Corporate Development
(281) 840-4110
ir@linnenergy.com

Consolidated Balance Sheets (Unaudited)

	Successor	Predecessor
	December 31, 2017	December 31, 2016
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$464,508	$694,857
Accounts receivable – trade, net	140,485	198,064
Derivative instruments	9,629	—
Restricted cash	56,445	1,602
Other current assets	79,771	105,310
Assets held for sale	106,963	—
Current assets of discontinued operations	—	701
Total current assets	857,801	1,000,534

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	950,083	12,349,117
Less accumulated depletion and amortization	(49,619)	(9,843,908)
	900,464	2,505,209

Other property and equipment	480,729	618,262
Less accumulated depreciation	(28,658)	(217,724)
	452,071	400,538

Derivative instruments	469	—
Deferred income taxes	198,417	—
Equity method investments	464,926	6,200
Other noncurrent assets	6,975	7,784
Noncurrent assets of discontinued operations	—	740,326
	670,787	754,310
Total noncurrent assets	2,023,322	3,660,057
Total assets	$2,881,123	$4,660,591

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$253,975	$295,081
Derivative instruments	10,103	82,508
Current portion of long-term debt, net	—	1,937,729
Other accrued liabilities	58,617	25,979
Liabilities held for sale	43,302	—
Current liabilities of discontinued operations	—	321
Total current liabilities	365,997	2,341,618
Derivative instruments	2,849	11,349
Other noncurrent liabilities	160,720	360,405
Noncurrent liabilities of discontinued operations	—	39,202
Liabilities subject to compromise	—	4,305,005

Consolidated Balance Sheets - Continued (Unaudited)

	Successor	Predecessor
	December 31, 2017	December 31, 2016
(in thousands)
Equity (deficit):
Predecessor units issued and outstanding	—	5,386,885
Predecessor accumulated deficit	—	(7,783,873)
Successor Class A common stock	84	—
Successor additional paid-in capital	1,899,642	—
Successor retained earnings	432,860	—
Total common stockholders’/unitholders’ equity (deficit)	2,332,586	(2,396,988)
Noncontrolling interests	18,971	—
Total equity (deficit)	2,351,557	(2,396,988)
Total liabilities and equity (deficit)	$2,881,123	$4,660,591

Consolidated Statements of Operations (Unaudited)

	Successor	Predecessor
	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
(in thousands, except per share and per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$709,363	$188,885	$874,161	$1,065,795
Gains (losses) on oil and natural gas derivatives	13,533	92,691	(164,330)	1,027,014
Marketing revenues	82,943	6,636	36,505	43,876
Other revenues	20,839	9,915	93,308	97,771
	826,678	298,127	839,644	2,234,456
Expenses:
Lease operating expenses	208,446	49,665	296,891	352,077
Transportation expenses	113,128	25,972	161,574	167,023
Marketing expenses	69,008	4,820	29,736	35,278
General and administrative expenses	117,548	71,745	237,841	285,996
Exploration costs	3,137	93	4,080	9,473
Depreciation, depletion and amortization	133,711	47,155	342,614	520,219
Impairment of long-lived assets	—	—	165,044	4,960,144
Taxes, other than income taxes	47,553	14,877	67,648	97,685
(Gains) losses on sale of assets and other, net	(623,072)	829	16,257	(194,805)
	69,459	215,156	1,321,685	6,233,090
Other income and (expenses):
Interest expense, net of amounts capitalized	(12,361)	(16,725)	(184,870)	(456,749)
Gain on extinguishment of debt	—	—	—	708,050
Earnings from equity method investments	11,840	157	699	685
Other, net	(6,233)	(149)	(1,536)	(13,965)
	(6,754)	(16,717)	(185,707)	238,021
Reorganization items, net	(8,851)	2,331,189	311,599	—
Income (loss) from continuing operations before income taxes	741,614	2,397,443	(356,149)	(3,760,613)
Income tax expense (benefit)	388,942	(166)	11,194	(6,393)
Income (loss) from continuing operations	352,672	2,397,609	(367,343)	(3,754,220)
Income (loss) from discontinued operations, net of income taxes	82,995	(548)	(1,804,513)	(1,005,591)
Net income (loss)	435,667	2,397,061	(2,171,856)	(4,759,811)
Net income attributable to noncontrolling interests	2,807	—	—	—
Net income (loss) attributable to common stockholders/unitholders	$432,860	$2,397,061	$(2,171,856)	$(4,759,811)

Consolidated Statements of Operations - Continued (Unaudited)

	Successor	Predecessor
	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
(in thousands, except per share and per unit amounts)
Income (loss) per share/unit attributable to common stockholders/unitholders:
Income (loss) from continuing operations per share/unit – Basic	$3.99	$6.80	$(1.04)	$(10.94)
Income (loss) from continuing operations per share/unit – Diluted	$3.92	$6.80	$(1.04)	$(10.94)

Income (loss) from discontinued operations per share/unit – Basic	$0.95	$(0.01)	$(5.12)	$(2.93)
Income (loss) from discontinued operations per share/unit – Diluted	$0.93	$(0.01)	$(5.12)	$(2.93)

Net income (loss) per share/unit – Basic	$4.94	$6.79	$(6.16)	$(13.87)
Net income (loss) per share/unit – Diluted	$4.85	$6.79	$(6.16)	$(13.87)

Weighted average shares/units outstanding – Basic	87,646	352,792	352,653	343,323
Weighted average shares/units outstanding – Diluted	88,719	352,792	352,653	343,323

Consolidated Statements of Cash Flows (Unaudited)

	Successor	Predecessor
	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
(in thousands)
Cash flow from operating activities:
Net income (loss)	$435,667	$2,397,061	$(2,171,856)	$(4,759,811)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(82,995)	548	1,804,513	1,005,591
Depreciation, depletion and amortization	133,711	47,155	342,614	520,219
Impairment of long-lived assets	—	—	165,044	4,960,144
Deferred income taxes	381,313	(166)	11,367	4,606
Total (gains) losses on derivatives, net	(13,533)	(92,691)	164,330	(1,027,014)
Cash settlements on derivatives	26,793	(11,572)	860,778	1,135,319
Share-based compensation expenses	41,285	50,255	44,218	56,136
Gain on extinguishment of debt	—	—	—	(708,050)
Amortization and write-off of deferred financing fees	3,711	1,338	13,356	30,993
(Gains) losses on sale of assets and other, net	(667,549)	1,069	13,007	(188,200)
Reorganization items, net	—	(2,359,364)	(365,367)	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	41,094	(7,216)	(71,059)	211,884
(Increase) decrease in other assets	4,548	402	(17,733)	(9,142)
(Increase) decrease in restricted cash	2,151	(80,164)	—	—
Increase (decrease) in accounts payable and accrued expenses	(48,963)	20,949	38,468	(98,223)
Increase (decrease) in other liabilities	7,740	2,801	(515)	(51,266)
Net cash provided by (used in) operating activities – continuing operations	264,973	(29,595)	831,165	1,083,186
Net cash provided by operating activities – discontinued operations	16,191	8,781	49,349	166,271
Net cash provided by (used in) operating activities	281,164	(20,814)	880,514	1,249,457

Cash flow from investing activities:
Development of oil and natural gas properties	(171,721)	(50,597)	(172,298)	(550,083)
Purchases of other property and equipment	(88,595)	(7,409)	(43,559)	(48,967)
Deconsolidation of Berry Petroleum Company, LLC cash	—	—	(28,549)	—
Investment in discontinued operations	—	—	—	(132,332)
Proceeds from sale of properties and equipment and other	1,156,691	(166)	(4,690)	345,770
Net cash provided by (used in) investing activities – continuing operations	896,375	(58,172)	(249,096)	(385,612)
Net cash provided by (used in) investing activities – discontinued operations	345,643	(584)	13,256	75,195
Net cash provided by (used in) investing activities	1,242,018	(58,756)	(235,840)	(310,417)

Consolidated Statements of Cash Flows - Continued (Unaudited)

	Successor	Predecessor
	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
(in thousands)
Cash flow from financing activities:
Proceeds from rights offerings, net	—	514,069	—	—
Proceeds from sale of units	—	—	—	224,665
Repurchases of shares	(198,288)	—	—	—
Proceeds from borrowings	190,000	—	978,500	1,445,000
Repayments of debt	(1,090,000)	(1,038,986)	(913,209)	(1,828,461)
Payment to holders of claims under the second lien notes	—	(30,000)	—	—
Distributions to unitholders	—	—	—	(323,878)
Debt issuance costs paid	(7,729)	—	(752)	(17,916)
Settlement of advance from discontinued operations	—	—	—	(129,217)
Excess tax benefit from unit-based compensation	—	—	—	(9,467)
Other	(7,012)	(6,015)	(14,823)	(74,958)
Net cash provided by (used in) financing activities – continuing operations	(1,113,029)	(560,932)	49,716	(714,232)
Net cash used in financing activities – discontinued operations	—	—	(1,701)	(224,449)
Net cash provided by (used in) financing activities	(1,113,029)	(560,932)	48,015	(938,681)
Net increase (decrease) in cash and cash equivalents	410,153	(640,502)	692,689	359
Cash and cash equivalents:
Beginning	54,355	694,857	2,168	1,809
Ending	464,508	54,355	694,857	2,168
Less cash and cash equivalents of discontinued operations at end of year	—	—	—	(1,023)
Ending – continuing operations	$464,508	$54,355	$694,857	$1,145

Schedule 1 – Adjusted EBITDAX (Non-GAAP Measure)
The non-GAAP financial measure of adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.
Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.
The following presents a reconciliation of net income (loss) to adjusted EBITDAX:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017 (1)	2016
	(in thousands)

Net income (loss)	$85,737	$(834,237)	$2,832,728	$(2,171,856)
Plus (less):
(Income) loss from discontinued operations	(150)	572,372	(82,447)	1,804,513
Interest expense	387	25,394	29,086	184,870
Income tax expense	229,491	8,250	388,776	11,194
Depreciation, depletion and amortization	32,153	79,734	180,866	342,614
Exploration costs	2,100	1,335	3,230	4,080
EBITDAX	349,718	(147,152)	3,352,239	175,415
Plus (less):
Impairment of long-lived assets	—	—	—	165,044
Noncash (gains) losses on oil and natural gas derivatives	12,880	94,023	(90,863)	668,273
Noncash settlements on derivatives (2)	—	—	—	34,335
Accrued settlements on oil derivative contracts related to current production period (3)	(2,975)	(389)	(1,775)	(73,743)
Share-based compensation expenses	15,409	19,704	91,540	44,218
Write-off of deferred financing fees	—	60	2,975	1,462
Earnings from equity method investments	(9,135)	(188)	(11,997)	(699)
(Gains) losses on sale of assets and other, net (4)	(291,410)	1,064	(626,139)	7,113
Reorganization items, net (5)	304	145,838	(2,322,338)	(311,599)
Adjusted EBITDAX	$74,791	$112,960	$393,642	$709,819

Schedule 1 – Adjusted EBITDAX (Non-GAAP Measure) - Continued

In addition, the Company reported the following other items:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017 (1)	2016
	(in thousands)

Prepetition restructuring costs included in general and administrative expenses (6)	$—	$—	$—	$19,567
Premiums paid for put options that settled during the period (7)	—	—	—	(58,246)

(1)	All amounts reflect the combined results of the ten months ended December 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor).

(2)
Represent derivative settlements that were paid directly by the counterparties to the lenders under the predecessor’s credit facility, and as such were not included on the Company’s consolidated statement of cash flows.

(3)	Represent amounts related to oil derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.

(4)	Primarily represent gains or losses on the sale of assets and gains or losses on inventory valuation.

(5)
Represent costs and income directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

(6)
Represent restructuring costs incurred by the Company prior to its filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code, which are included in general and administrative expenses.

(7)	Represent premiums paid at inception for put options that settled during the respective period. The Company has not purchased any put options since 2012.
Roan Resources LLC Adjusted EBITDAX (LINN’s 50% Equity Interest)

	Three Months Ended December 31, 2017	Four Months Ended December 31, 2017
	(in thousands)

Net income	$3,988	$6,245
Plus:
Interest expense	510	590
Depreciation, depletion and amortization	8,665	11,388
Exploration costs	3,626	3,626
EBITDAX	16,789	21,849
Plus:
Noncash losses on oil and natural gas derivatives	4,751	4,751
Unit-based compensation expenses	189	189
Adjusted EBITDAX	$21,729	$26,789

Schedule 2 – PV-10 (Non-GAAP Measure)
PV-10 represents the present value, discounted at 10% per year, of estimated future net cash flows. The Company’s calculation of PV-10 herein differs from the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC in that it is calculated before income taxes and including the impact of helium, rather than after income taxes and not including the impact of helium, using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month. The Company’s calculation of PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC.
The following presents a reconciliation of standardized measure of discounted future net cash flows to the Company’s calculation of PV-10 at December 31, 2017 (in millions):

Standardized measure of discounted future net cash flows (1)	$1,045
Plus: Difference due to exclusion of federal income taxes	155
Plus: Difference due to the inclusion of helium	146
PV-10	$1,346

(1)	Estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, which were $51.34 per Bbl and $2.98 per MMBtu.